EXHIBIT 10.3
EXECUTION VERSION

THIRD AMENDING AGREEMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of April 19, 2018

ALTALINK, L.P.
as Borrower
- and -
ALTALINK MANAGEMENT LTD.
as General Partner
- and -
THE BANK OF NOVA SCOTIA
as Agent of the Lenders, and as Lender

THIRD AMENDING AGREEMENT TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 19, 2018 among AltaLink, L.P., as Borrower, AltaLink Management Ltd., as General Partner, The Bank of Nova Scotia as Agent of the Lenders (the “Agent”) and as a lender and all other lenders which become party thereto.
RECITALS
WHEREAS AltaLink Management Ltd., in its capacity as general partner of AltaLink, L.P., as Borrower, the Agent and the other parties hereto are parties to a Third Amended and Restated Credit Agreement made as of December 17, 2015 as amended by a First Amending Agreement dated as of December 15, 2016 and a Second Amending Agreement dated as of December 14, 2017 (the “Credit Agreement”);
AND WHEREAS the Borrower, the General Partner, the Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement in the manner and on the terms and conditions provided for herein.
NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS

1.1	Definitions
All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
ARTICLE 2
AMENDMENTS

2.1	Amendments to Credit Agreement
The Credit Agreement is hereby amended as follows:

(a)
The definition of “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting (i) the “Term-Out Fee” row in the grid contained in such definition and (ii) the last paragraph of such definition that includes the reference to “Revolving Period”.

(b)	The definition of “Maturity Date” contained in Section 1.1 of the Credit Agreement is deleted in its entirety and replaced with the following:
“Maturity Date” means December 13, 2022, as may be extended pursuant to Subsection 5.2(b).

(c)	The definition of “Revolving Period” contained in Section 1.1 of the Credit Agreement is deleted in its entirety.

(d)	Subsection 5.2(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
(b)    If, no earlier than one hundred and eighty (180) and no later than ninety (90) days prior to December 13th of each year during the term of the Credit Facility, with the consent of the Lenders pursuant to this Subsection 5.2(b), the Borrower delivers to the Agent a notice in the form of Schedule 3 (a “Notice of Extension”) requesting that the Maturity Date be extended for a further three hundred and sixty-four (364) day period and if the Agent, with the consent of the Lenders, gives notice to the Borrower within thirty (30) days from the date of receipt of such Notice of Extension by the Agent, that the Lenders agree to the request of the Borrower for such extension, then the Maturity Date shall be extended for a three hundred and sixty-four (364) day period commencing on the date stipulated in the Agent’s notice to the Borrower. The Lenders agree that they shall give or withhold their consent in a timely manner so that the Agent may provide a response to the Notice of Extension within thirty (30) days from the date of such receipt. If a Lender does not provide a response to the Agent within such thirty (30) day period from the date of such receipt of the Notice of Extension, such Lender shall be deemed to have withheld its consent to the Borrower’s extension request. The Borrower shall be entitled to replace any Lender which dissents in response to the Notice of Extension (a “Dissenting Lender”) with another existing Lender or Lenders without the consent of any of the remaining Lenders; or to replace a Dissenting Lender with any financial institution which is not an existing Lender without the consent of any of the remaining Lenders, provided that the Agent has first consented in writing to such replacement of the Dissenting Lender. The Borrower shall be entitled, with the unanimous consent of the Lenders who have agreed to extend, to cancel the Commitment of any Dissenting Lender and repay such Dissenting Lender. Any Notice of Extension delivered by the Borrower shall be accompanied by a Borrower’s Certificate of Compliance.

ARTICLE 3
CONDITIONS PRECEDENT

3.1	Conditions Precedent
This Amending Agreement shall become effective if and when:

(a)	the Agent shall have received this Amending Agreement duly executed and delivered by the Agent, the Lenders, the Borrower and the General Partner;

(b)	no Event of Default shall have occurred and be continuing; and

(c)	the Borrower shall have paid all fees and expenses in connection with this Amending Agreement including an extension fee of Cdn.$120,000 payable to the Agent.
The conditions set forth above are inserted for the sole benefit of the Lenders and may be waived by the Lenders in whole or in part, with or without terms or conditions.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties True and Correct; No Default or Event of Default
The Borrower and General Partner each hereby represents and warrants to the Agent and the Lenders that after giving effect to this Amending Agreement, (i) each of the representations and warranties of the Borrower and the General Partner, as the case may be, contained in the Credit Agreement and each of the other Credit Documents is true and correct on, and as of the date hereof as if made on such date (except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement) and (ii) no event has occurred and is continuing which constitutes or would constitute a Default or an Event of Default.
ARTICLE 5
MISCELLANEOUS

5.1	No Other Amendments, Waivers or Consents
Except as expressly set forth herein, the Credit Agreement and all Credit Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. The execution, delivery and effectiveness of the waiver and amendments in this Amending Agreement shall not be deemed to be a waiver of compliance in the future or a waiver of any preceding or succeeding breach of any covenant or provision of the Credit Agreement.

5.2	Time
Time is of the essence in the performance of the parties’ respective obligations in this Amending Agreement.

5.3	Governing Law
This Amending Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

5.4	Successors and Assigns
This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and any assigns, transferees and endorsees of the Agent or any Lender. Nothing in this Amending Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Amending Agreement.

5.5	Counterparts
This Amending Agreement may be executed by the parties hereto in counterparts and may be executed and delivered by facsimile or other electronic means and all such counterparts and facsimiles shall together constitute one and the same agreement.

IN WITNESS OF WHICH the parties hereto have duly executed this Amending Agreement as of the date set forth on the first page of this Agreement.

ALTALINK MANAGEMENT LTD., in its capacity as General Partner of ALTALINK, L.P.
By:	/s/ David Koch
Name: David Koch
Title: Executive Vice President and CFO

By:	/s/ Christopher J. Lomore
Name: Christopher J. Lomore
Title: Vice President, Treasurer

ALTALINK MANAGEMENT LTD.
By:	/s/ David Koch
Name: David Koch
Title: Executive Vice President and CFO

By:	/s/ Christopher J. Lomore
Name: Christopher J. Lomore
Title: Vice President, Treasurer

AltaLink (Bilateral) - Third Amending Agreement to Third Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, as Agent
By:	/s/ Rob King
Name: Rob King
Title: Managing Director

By:	/s/ Ryan Moonilal
Name: Ryan Moonilal
Title: Analyst

THE BANK OF NOVA SCOTIA, as Lender
By:	/s/ Bradley Walker
Name: Bradley Walker
Title: Director

By:	/s/ Mathieu Leroux
Name: Mathieu Leroux
Title: Associate Director

AltaLink (Bilateral) – Third Amending Agreement to Third Amended and Restated Credit Agreement